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                                                                    EXHIBIT 99.1

                        [FEDERAL SCREW WORKS LETTERHEAD]




N E W S   R E L E A S E




Federal Screw Works reports net earnings for the fiscal year ended June 30, 2003, of $3,303,000, or $2.22 per share, on sales of $95,378,000. For the year ended June 30, 2002, the Company reported net earnings of $4,505,000, or $2.89 per share, on sales of $95,496,000. Last year's net earnings included after-tax gains from the sale of stock acquired in the demutualization of insurance companies of $1,498,000. Net earnings for the fourth quarter ended June 30, 2003, were $1,812,000, or $1.22 per share, on sales of $24,062,000. Net earnings for the fourth quarter ended June 30, 2002, were $2,405,000, or $1.54 per share, on sales of $26,825,000. The above per share amounts have been adjusted to retroactively give effect to a 5 for 4 stock split declared February 14, 2003, paid April 1, 2003.

The Board of Directors today declared a regular quarterly cash dividend of $.10 per share, and an extra cash dividend of $.30 per share, both payable October 1, 2003, to shareholders of record September 5, 2003.


AUGUST 8, 2003


Contact:
W. T. ZurSchmiede, Jr.
Chairman and CFO
586-443-4152